UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2015

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 9, 2015, Masonite International Corporation (the “Company”) and certain of its subsidiaries amended and restated the credit agreement (the “Amended and Restated Credit Agreement”) for its secured revolving credit facility (the “ABL Facility”) in order to extend the maturity date of the ABL Facility and amend certain other provisions. The amendment and restatement was documented under an Amended and Restated Credit Agreement, by and among the Company, as Canadian borrower and parent borrower, Masonite Corporation and certain other subsidiaries of Masonite Corporation, as U.S. borrowers (together with the Company, the “borrowers”), Wells Fargo Bank, National Association, as administrative agent and letter of credit issuer, Bank of America, N.A., as a syndication agent, Royal Bank of Canada and Deutsche Bank Securities Inc., as co-documentation agents, Wells Fargo Capital Finance, LLC, Bank of America, N.A., Royal Bank of Canada, Deutsche Bank Securities Inc. and Barclays Bank PLC, as joint lead arrangers and book managers, and the lenders from time to time party thereto.
The ABL Facility as amended increased the revolving commitments to $150.0 million from $125.0 million and extended the final maturity date to April 9, 2020 from May 17, 2016. The availability of funds to each of the borrowers is subject to either a U.S. or Canadian borrowing base (based on the jurisdiction in which such borrower was formed), calculated on the basis of a predetermined percentage of the value of selected U.S. and Canadian accounts receivable and U.S. and Canadian inventory, less certain ineligible amounts. The ABL Facility as amended will continue to provide for the issuance of up to $35 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an aggregate amount of up to $15 million. As of April 9, 2015, there were no amounts outstanding under the ABL Facility.
The ABL Facility as amended will bear interest at a rate equal to, at the borrowers’ option, (i) the Base Rate, Canadian Prime Rate or Canadian Base Rate (each as defined in the Amended and Restated Credit Agreement) plus a margin ranging from 0.25% to 0.75% per annum, or (ii) the Eurodollar Base Rate or BA Rate (each as defined in the Amended and Restated Credit Agreement), plus a margin ranging from 1.25% to 1.75% per annum. A commitment fee is payable on the undrawn portion of the ABL Facility in an amount equal to 0.25% per annum of the average daily balance of unused commitments during each calendar quarter.
The ABL Facility will continue to be available for general corporate purposes and the issuance of letters of credit. Borrowings under the ABL Facility are secured by a first-priority security interest in the inventory, accounts receivable, deposit accounts (excluding certain exempt deposit accounts), securities accounts, investment accounts, chattel paper, cash and cash-equivalents, and all general intangibles (excluding any intellectual property), books and records, documents and instruments and supporting obligations relating to the foregoing, and all proceeds of the foregoing, of the borrowers and the guarantors (however, any collateral owned by a U.S. borrower or U.S. guarantor will only secure the obligations of the U.S. borrowers), subject to specific exclusions stated in the Amended and Restated Credit Agreement and the security agreements. The ABL Facility contains covenants that, among other things, and subject to certain exceptions, restrict the borrowers’ ability to incur certain additional indebtedness; create or permit liens on assets; engage in mergers or consolidations; make investments, loans or advances; sell or transfer assets; pay dividends or distributions, repurchase capital stock or make other restricted payments; repay or prepay certain debt; engage in transactions with affiliates; amend material documents and change the fiscal year. In addition, the ABL Facility contains financial covenants, including (i) a springing fixed charge coverage ratio of 1.0:1.0, which would be triggered when the borrowers fail to maintain an excess availability under the ABL Facility of $12 million and (ii) a springing minimum availability covenant requiring a minimum availability equal to the greater of (A) $12.5 million and (B) 12.5% of the ABL Facility, which would be triggered when the borrowers fail to maintain a fixed charge coverage ratio of

1.0:1.0 during any measurement period.
The Amended and Restated Credit Agreement amends the ABL Facility to, among other things, (i) permit the borrowers to incur unlimited unsecured debt as long as such debt does not contain covenants or default provisions that are more restrictive than those contained in the ABL Facility, (ii) permit the borrowers to incur debt as long as the pro forma secured leverage ratio is less than 4.5 to 1.0, and (iii) add certain additional exceptions and exemptions under the restricted payment, investment and indebtedness covenants (including increasing the amount of certain debt permitted to be incurred under an existing exception).
A cash dominion event will exist under the ABL Facility, as amended, if the amount available under the ABL Facility is less than 10.0% of the total commitments for a period of five consecutive business days or a specified default is continuing.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1
Amended and Restated Credit Agreement, dated as of April 9, 2015, by and among Masonite International Corporation, as Canadian borrower and parent borrower, Masonite Corporation and certain other subsidiaries of Masonite Corporation, as U.S. borrowers, Wells Fargo Bank, National Association, as administrative agent and letter of credit issuer, Bank of America, N.A., as a syndication agent, Royal Bank of Canada and Deutsche Bank Securities Inc., as co-documentation agents, Wells Fargo Capital Finance, LLC, Bank of America, N.A., Royal Bank of Canada, Deutsche Bank Securities Inc. and Barclays Bank PLC, as joint lead arrangers and book managers, and the lenders from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	April 14, 2015	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary